EXHIBIT 5


                   [THE NEIMAN MARCUS GROUP, INC. LETTERHEAD]


                                                        September 17, 1997

The Neiman Marcus Group, Inc.
27 Boylston Street
Chestnut Hill, Massachusetts 02167

Dear Sirs:

      In my capacity as Senior Vice President and General Counsel of The Neiman Marcus Group, Inc. (the "Company"), I have acted as counsel to the Company in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") which is being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), contemporaneously herewith.

      The Registration Statement relates to 2,500,000 shares (the "Shares") of Common Stock, $0.01 par value ("Common Stock"), of the Company issuable upon the exercise of options, rights and awards which may be granted under the Company's 1997 Incentive Plan (the "Plan")

      I am familiar with the Company's Restated Certificate of Incorporation and its By-Laws, both as amended to date. In addition, I (or a member of my legal staff) have examined resolutions of the Board of Directors of the Company, the Registration Statement and such other documents, certificates and records as I have deemed necessary to enable me to render this opinion.

      I am an attorney admitted to practice in the Commonwealth of Massachusetts. I express no opinion concerning the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation law of the State of Delaware.

      I have assumed that the Shares to be issued upon the exercise of options, rights and awards under the Plan will be issued only upon payment (or achievement of performance goals) as provided in the Plan. I have also assumed that all requisite steps will be taken to comply with the requirements of the Act, applicable state laws regulating the offer and sale of securities and the requirements of the New York Stock Exchange.

      Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

      1. The Company is duly organized and existing as a corporation in good standing under the laws of the State of Delaware.

      2. The Shares have been duly authorized by all necessary action on the part of the Company and, when issued and paid for (if any such payment is so required) upon the exercise of options, rights and awards pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable shares of the Company's Common Stock.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

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                                    Very truly yours,


                                    /s/ Eric P. Geller
                                    Eric P. Geller
                                    Senior Vice President and
                                    General Counsel

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